UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 21, 2016
Date of Report (Date of earliest event reported)

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Securityholders.

On June 21, 2016, Windtree Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”).  The following matters were voted on by the stockholders at the Annual Meeting: (i) the election of five directors; (ii) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; (iii) the amendment of the Company’s Amended and Restated Certificate of Incorporation; and (iv) the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as described in the Company’s 2016 proxy statement.  The results of the stockholder votes are as follows:

(i)            Election of Directors: each of the nominees for director was elected by a plurality of the votes cast by stockholders as follows:

	For	Withheld	Broker Non-Votes
John R. Leone	2,857,891	51,984	3,669,960
Craig Fraser	2,856,124	53,751	3,669,960
Joseph M. Mahady	2,857,650	52,225	3,669,960
Bruce A. Peacock.	2,842,532	67,343	3,669,960
Marvin E. Rosenthale, Ph.D.	2,858,865	51,010	3,669,960

(ii)           Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm: this proposal was approved by a majority of shares present at the meeting and, therefore, was adopted.  The vote was as follows:

For	Against	Abstain
6,372,762	193,124	31,949

(iii)          The amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.001 per share available for issuance by the Company from 36 million to 60 million: this proposal was approved by a majority of shares present at the meeting and, therefore, was adopted.  The vote was as follows:

For	Against	Abstain
4,780,407	1,764,954	34,474

(iv)         The compensation of the Company’s named executive officers was approved, on an advisory basis, by a majority of the shares present at the meeting.  The vote was as follows:

For	Against	Abstain	Broker Non-Votes
2,180,413	166,888	562,574	3,669,960

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Windtree Therapeutics, Inc.

	By:	/s/ Craig Fraser
Name: Craig Fraser
Title: President and Chief Executive Officer

Date: June 21, 2016